UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2012

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 320 North Carson Street, Carson City, Nevada		89701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 7.01	Regulation FD Disclosure

On September 12, 2012, Del Toro Silver Corp. (the “Company”) granted an aggregate of 2,000,000 stock options to directors, officers, employees and consultants of the Company pursuant to the Company’s 2012 Stock Plan.  The stock options are exercisable for five years from the date of grant at an exercise prices of $0.10 per share for shares vesting immediately, $0.15 per share for shares vesting six and twelve months from the date of issuance and $0.20 for shares vesting eighteen months from the date of issuance.  Of the 2,000,000 stock options granted, the Company granted 750,000 stock options to Patrick Fagen, the Company’s chief financial officer a member of its board of directors and 750,000 stock options to Greg Painter, the Company’s president, chief executive officer, secretary and a member of its board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	September 12, 2012